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                                  Exhibit 23(a)

                          INDEPENDENT AUDITOR'S CONSENT

     We consent to the incorporation by reference in this Registration Statement of Shurgard Storage Centers, Inc. of our report dated February 2, 1996, appearing in the Annual Report on Form 10-K of Shurgard Storage Centers, Inc. for the year ended December 31, 1995 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.

DELOITTE & TOUCHE LLP


Seattle, Washington
February 6, 1997